Exhibit 99.1

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS:
Investor Relations	Media Relations
Carlotta Chan	Marijke Shugrue
973-430-6565	908-531-4253
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG Closes on Sale of New York and Connecticut Generating Assets to

Complete Sale of PSEG Fossil Portfolio to Affiliates of ArcLight Capital Partners

(NEWARK, N.J. – Feb. 23, 2022) – Public Service Enterprise Group (PSEG) today completed the sale of its fossil generating assets in New York and Connecticut to subsidiaries of ArcLight Energy Partners Fund VII, L.P., a fund controlled by ArcLight Capital Partners, LLC. With this sale, PSEG has completed the sale of its 6,750-megawatt PSEG Fossil portfolio of 13 fossil generation units in New Jersey, Connecticut, Maryland and New York.

“This sale successfully concludes the Strategic Alternatives process and ultimately enables PSEG to enhance its commitment to working toward a carbon-free economy that benefits our customers and our communities,” PSEG Chairman, President and CEO Ralph Izzo said. “PSEG is focused on clean energy and infrastructure investments to drive regulated utility growth, with a vision toward powering a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. This improved business mix, now 90% regulated, also reinforces our commitment to principles of environmental stewardship, social responsibility and ethical governance (ESG).”

PSEG’s Strategic Alternatives process has reduced overall business risk and earnings volatility, and highlighted investments and opportunities in carbon-free generation and clean energy infrastructure. PSEG continues to advocate for support to maintain the economic viability of its carbon-free nuclear generation fleet, totaling more than 3,700 megawatts, while also exploring investments in regional offshore wind.

PSEG also has net-zero and decarbonization goals across its business, including for its regulated utility operations, and is participating in the U.N.-backed Race to Zero campaign.

PSEG’s regularly scheduled quarterly financial presentation is scheduled for Feb. 24 at 11:00 a.m., details available HERE. Sign up for alerts HERE. For details on PSEG’s approach to climate and sustainability, view its most recent report HERE.

Goldman Sachs & Co. is serving as financial adviser, and Wachtell, Lipton, Rosen & Katz is serving as legal counsel to PSEG in connection with the PSEG Fossil transaction.

# # #

About PSEG

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are: Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 14 consecutive years (https://corporate.pseg.com).

Forward-Looking Statement

The statements contained in this press release that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: https://investor.pseg.com. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this press release apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

Visit PSEG at:

www.pseg.com

PSEG on Facebook

PSEG on Twitter

PSEG on LinkedIn

PSEG Energize!

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com.

2